UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 3, 2007
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     See Item 5.02 of this Current Report, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 3, 2007, the Board of Directors (the “Board”) of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), pursuant to Article III, Section 1 of the Company’s Bylaws, fixed the number of directors constituting the entire Board at ten, thereby producing one newly created directorship (the “New Directorship”) on the Board. The Board determined that the New Directorship would be created in the class of directors to be re-elected at the 2010 Annual Meeting of Stockholders.
     On August 3, 2007, the Board also elected Robert D. Welding as a new director, effective August 3, 2007, to fill the New Directorship and serve for an initial term ending at the Company’s 2010 Annual Meeting of Stockholders. The Company has not yet determined the committees of the Board, if any, on which Mr. Welding will serve. As a non-employee director, Mr. Welding will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2007.
     On August 3, 2007 and August 6, 2007, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with each of Mr. Welding and Mark W. Krivoruchka, Senior Vice President — Global Human Resources (each, an “Indemnitee”), respectively. Each Indemnification Agreement is substantially the same as the indemnification agreements into which the Company entered on December 18, 2006 with certain of its Directors and executive officers. The Company previously reported its entry into indemnification agreements with certain of its Directors and executive officers on a Current Report on Form 8-K filed with the SEC on December 20, 2006 (the “December 2006 8-K”).
     Generally, the Indemnification Agreement provides that the Company will indemnify the Indemnitee to the fullest extent permitted or required by Delaware law. The Indemnitee is not entitled to indemnification for any claim initiated by the Indemnitee against the Company or any Company director or officer unless the Company has joined in or consented to such claim. The Company will advance certain expenses to the Indemnitee prior to the final disposition of certain claims against the Indemnitee only if the Indemnitee executes and delivers to the Company an undertaking to repay any advanced amounts if he is ultimately determined to be not entitled to indemnification under the Indemnification Agreement. In certain situations, the Indemnitee will be required to meet certain statutory standards of conduct in order to be indemnified by the Company under the Indemnification Agreement. Pursuant to the Indemnification Agreement, the Company has agreed to refrain from amending its Restated Certificate of Incorporation or Bylaws to diminish the Indemnitee’s rights to indemnification provided by the Indemnification Agreement or other indemnity provisions. The Company has also agreed to use commercially reasonable efforts to maintain a minimum level of directors’ and officers’ liability insurance coverage for the Directors and officers of the Company.
     The summary of the Indemnification Agreement described above is qualified in its entirety by reference to the form Indemnification Agreement for Directors and Officers filed by the Company as Exhibit 10.1 to the December 2006 8-K, which form Indemnification Agreement for Directors and Officers is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

10.1	Form Indemnification Agreement for Directors and Officers (incorporated herein by reference to the Company’s Current Report on Form 8-K (Commission No. 001-04329) filed with the SEC on December 20, 2006)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ James E. Kline
	Name:	James E. Kline
	Title:	Vice President, General Counsel and Secretary

Date: August 7, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form Indemnification Agreement for Directors and Officers (incorporated herein by reference to the Company’s Current Report on Form 8-K (Commission No. 001-04329) filed with the SEC on December 20, 2006)